UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2005

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 4, 2005, the shareholders of Packaging Corporation of America (the “Company”) approved the Company’s Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”) at its annual meeting of shareholders.  The terms of the Plan are set forth in the proxy statement dated March 24, 2005 for the Company’s annual meeting, and the description of the Plan in the section of the proxy statement titled “Summary of the Equity Incentive Plan” is incorporated herein by reference.

The Company's Amended and Restated 1999 Long-Term Equity Incentive Plan, filed with the Securities and Exchange Commission as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A on March 24, 2005, is incorporated herein by reference.

Item 8.01.  Other Events

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 5, 2005, Packaging Corporation of America announced that its Board had approved a regular quarterly cash dividend of $0.25 per share on its common stock.  The quarterly dividend will be paid on July 15, 2005 to shareholders of record as of June 15, 2005.  The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(C)             Exhibits

99.1                                              Press Release dated May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

	By:	/s/ PAUL T. STECKO

Chairman and Chief Executive Officer

(Authorized Officer)

	By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial Officer, and Corporate Secretary
(Principal Financial Officer)

Date: May 5, 2005